Exhibit 32.1

                        CERTIFICATION OF PERIODIC REPORT

I, Douglas  Larson,  CEO of Eldorado  Artesian  Springs,  Inc. (the  "Company"),
certify,  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, 18 U.S.C.
Section 1350, that:

(1)  the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended December 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.
     78m or 78o(d)); and;

(2)  the information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

Dated:  February 17, 2004

                                                /s/Douglas Larson
                                                Douglas Larson
                                                CEO

Subscribed and sworn to be this 17th day of February 2004.

State of Colorado, County of Boulder

/s/Dez Ness
Dez Ness

My commission expires: 10-27-2007